Exhibit 1.1

Execution Version

Tyco Electronics Group S.A.

€500,000,000 2.500% Senior Notes due 2028

Fully and unconditionally guaranteed as to payment of principal, premium, if any, and interest by TE Connectivity plc and TE Connectivity Switzerland Ltd.

Underwriting Agreement

April 29, 2025

Barclays Bank PLC

BNP PARIBAS

BofA Securities Europe SA

Citigroup Global Markets Limited

Deutsche Bank Aktiengesellschaft

Goldman Sachs & Co. LLC

J.P. Morgan Securities plc

Scotiabank (Ireland) Designated Activity Company

Loop Capital Markets LLC

Academy Securities, Inc.

Commerzbank Aktiengesellschaft

Intesa Sanpaolo IMI Securities Corp.

Standard Chartered Bank

WauBank Securities LLC

c/o Barclays Bank PLC
1 Churchill Place
London E14 5HP
United Kingdom

c/o BNP PARIBAS
16, boulevard des Italiens
75009 Paris
France

c/o BofA Securities Europe SA
51 rue La Boétie
75008 Paris
France

c/o Citigroup Global Markets Limited
Citigroup Centre
Canada Square
Canary Wharf
London E14 5LB
United Kingdom

c/o Deutsche Bank Aktiengesellschaft
Mainzer Landstr. 11-17
60329 Frankfurt am Main
Germany

c/o Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

c/o J.P. Morgan Securities plc
25 Bank Street
Canary Wharf
London E14 5JP
United Kingdom

c/o Scotiabank (Ireland) Designated Activity Company
Three Park Place
Hatch Street Upper
Dublin 2
Ireland

Ladies and Gentlemen:

Tyco Electronics Group S.A., a Luxembourg public limited liability company (société anonyme) having its registered office at 46 Place Guillaume II, L-1648 Luxembourg and registered with the Luxembourg trade and companies register (Registre de commerce et des sociétés, Luxembourg) under number B.123549 (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) for whom Barclays Bank PLC, BNP PARIBAS, BofA Securities Europe SA, Citigroup Global Markets Limited, Deutsche Bank Aktiengesellschaft, Goldman Sachs & Co. LLC, J.P. Morgan Securities plc and Scotiabank (Ireland) Designated Activity Company (the “Representatives” or “you”) are acting as representatives, an aggregate of €500,000,000 principal amount of its 2.500% Senior Notes due 2028 (the “Securities”). The Securities will be fully and unconditionally guaranteed as to payment of principal, premium, if any, and interest (the “Guarantee”) by TE Connectivity plc, a public limited company incorporated under Irish law (“Irish TE”), and TE Connectivity Switzerland Ltd., a Swiss corporation (“Swiss TE” and, together with Irish TE, the “Guarantors”), and will have the terms set forth in Schedule III. The Securities and Guarantee are to be issued pursuant to the Amended and Restated Indenture, dated as of January 31, 2025 (the “Base Indenture”), among the Company, the Guarantors and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by the second supplemental indenture governing the Securities, to be dated as of May 6, 2025 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Guarantors and the Trustee. For the avoidance of doubt, the Guarantee and any joint and several obligation provided by Swiss TE hereunder shall only constitute a joint and several Guarantee or other joint and several obligation of the Company’s obligations and shall not constitute a guarantee or other joint and several obligation of Irish TE’s obligations.

1.	The Company and the Guarantors, jointly and severally, as of the Applicable Time (as defined in Section 1(c) hereof) and as of the time of execution of this Agreement, represent and warrant to, and agree with, each of the Underwriters that:

(a)	An “automatic shelf registration” statement as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-282440) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be, and prior to the termination of the offering of the Securities; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement and prior to the termination of the offering of the Securities that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”).

(b)	No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or any Guarantor by an Underwriter through the Representatives expressly for use therein.

(c)	For the purposes of this Agreement, the “Applicable Time” is 4:10 p.m. (London time) on the date of this Agreement; the Pricing Prospectus as supplemented by the documents, if any, listed on Schedule II(a), taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(b) hereto does not conflict with the information contained in the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company or any Guarantor by an Underwriter through the Representatives expressly for use therein.

(d)	The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained at such time an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto.

(e)	The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

(f)	None of the Guarantors, the Company nor any of their material operating subsidiaries listed on Schedule IV, which collectively account for at least 50% of the Guarantors’ consolidated net revenue for fiscal year 2024 (each, a “Significant Subsidiary”), has sustained since the date of the latest audited consolidated financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, which loss or interference would have a material adverse effect on the Company, any Guarantor or any Significant Subsidiary; and, since the respective dates as of which information is given in the Pricing Prospectus, there has not been any material change in the capital stock or long-term debt of any Guarantor or the Company, except for a change in the capital stock of Irish TE as a result of the change in its place of incorporation from Switzerland to Ireland, or any material adverse change, or any development that is reasonably likely to involve a prospective material adverse change, in or affecting the general affairs, management, consolidated financial condition, consolidated shareholders’ equity or consolidated results of operations of Irish TE and its subsidiaries taken as a whole (each a “Material Adverse Effect”) otherwise than as set forth or contemplated in the Pricing Prospectus.

(g)	Each of the Company, the Guarantors and the Significant Subsidiaries has good title to all real property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or where the failure to have such title or the existence of such liens, encumbrances and defects would not, individually or in the aggregate, have a Material Adverse Effect; and any real property and buildings held under lease by the Company, the Guarantors and the Significant Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

(h)	Each of the Company and the Guarantors has been duly formed and is validly existing as a corporation or a company, as the case may be, in good standing (to the extent good standing is applicable in such jurisdiction) under the laws of the jurisdiction of its formation, has the corporate or company power and authority to own its properties and to conduct its business as described in the Pricing Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(i)	The Guarantors have an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued common shares of each Guarantor have been duly authorized and validly issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and (except for director’s qualifying shares) are owned directly or indirectly by the Company or any Guarantor, free and clear of all liens, encumbrances, equities or claims that would, individually or in the aggregate, have a Material Adverse Effect.

(j)	Each Significant Subsidiary has been duly incorporated or formed, is validly existing as a corporation or company in good standing under the laws of the jurisdiction of its incorporation or formation (to the extent good standing is applicable in such jurisdiction), has the corporate or company power and authority to own its property and to conduct its business as described in the Pricing Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(k)	This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

(l)	The Securities have been duly authorized and, when issued and delivered and paid for by the Underwriters in accordance with the terms of this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effects of applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally and equitable principles of general applicability, entitled to the benefits provided by the Indenture under which they are to be issued; the Indenture has been duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument, enforceable against the Company and the Guarantors in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles; and the Securities, the Guarantee and the Indenture will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Prospectus and will be in substantially the form previously delivered to you and substantially in the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement; and the Guarantee has been duly authorized by the Guarantors. When the Securities have been executed, issued and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, and the Guarantee has been issued and executed in accordance with the provisions of the Indenture, the Guarantee will be the valid and binding obligation of the Guarantors, enforceable against the Guarantors in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally and equitable principles of general applicability.

(m)	Prior to the date hereof, neither the Company, the Guarantors nor any of its affiliates has taken any action which is designed to or which has constituted or which might cause or result in stabilization or manipulation of the price of any security of the Company or any Guarantor in connection with the offering of the Securities.

(n)	The execution and delivery by the Company and the Guarantors of, and the performance by them of their obligations under, this Agreement, the Indenture, the Securities and the Guarantee will not contravene (i) any provision of the applicable law or the certificate of incorporation or other governing documents or the By-Laws, if any, of the Company or any Guarantor, or (ii) any agreement or other instrument binding upon the Company, any of the Guarantors or any of the Significant Subsidiaries (except to the extent such contravention would not, individually or in the aggregate, have a Material Adverse Effect), or (iii) any judgment, order or decree of any governmental body, agency or body having jurisdiction over any Guarantor, the Company or any Significant Subsidiary; and no consent, approval, authorization, order, registration or qualification of or with any governmental agency or body is required to be obtained by the Company or any Guarantor for the performance by the Company or any Guarantor of its obligations under this Agreement, the Indenture, the Securities or the Guarantee, except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities and the Guarantee by the Underwriters.

(o)	Neither the Company nor any Guarantor is in violation of its Certificate of Incorporation or other governing documents or its By-Laws, if any.

(p)	Neither the Company nor any Guarantor is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which default would, individually or in the aggregate, have a Material Adverse Effect.

(q)	The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of the Notes and the Guarantees”, insofar as they purport to describe the material terms of the Securities, the Indenture and the Guarantee, and the statements set forth in the Pricing Prospectus and the Prospectus under the caption “Underwriting”, insofar as they purport to describe the material provisions of the laws and documents referred to therein, fairly describe, in all material respects, those terms and provisions.

(r)	To the extent that the statements set forth in the Pricing Prospectus and the Prospectus under the caption “Certain Tax Considerations—Certain U.S. Federal Income Tax Considerations”, purport to describe certain provisions of the United States federal tax laws referred to therein, such summaries fairly describe, in all material respects, such provisions.

(s)	Other than as set forth in the Pricing Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which any of the Company, any Guarantor or any Significant Subsidiary is a party, which is reasonably likely to be determined adversely to the Company, any Guarantor or any Significant Subsidiary and would, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any Guarantor has received any written indication that any such proceedings are threatened or, to the best of each of the Company’s and each Guarantor’s knowledge, contemplated by governmental authorities or threatened by others.

(t)	Irish TE is subject to Section 13 or 15(d) of the Exchange Act.

(u)	Neither the Company nor any Guarantor is, and after giving effect to the offering and sale of the Securities and the Guarantee and the application of the proceeds thereof, will be required to register as an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”).

(v)	(i)(A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company and the Guarantors were each “well-known seasoned issuers” as defined in Rule 405 under the Act; and (ii) at the earliest time after filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, neither the Company nor any Guarantor is an “ineligible issuer” as defined in Rule 405 under the Act.

(w)	Deloitte & Touche LLP, who have certified certain consolidated financial statements of Irish TE and its subsidiaries, are an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder.

(x)	Irish TE maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by Irish TE’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the Pricing Prospectus, the internal control over consolidated financial reporting of Irish TE is effective and Irish TE is not aware of any material weaknesses in its internal control over financial reporting.

(y)	Except as disclosed in the Pricing Prospectus and the Prospectus, since the date of the latest audited consolidated financial statements included in the Pricing Prospectus and the Prospectus, there has been no change in internal control over the consolidated financial reporting of Irish TE that has materially affected, or is likely to materially affect, the internal control over the consolidated financial reporting of Irish TE.

(z)	Irish TE maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to Irish TE is made known to Irish TE’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(aa)	Except as disclosed in the Pricing Prospectus and the Prospectus, Irish TE and each Significant Subsidiary are (i) in compliance with applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; (iii) are in compliance with all terms and conditions of any such permits, licenses or approvals; and (iv) have not received notice of any actual or potential liability under any Environmental Law, except in any such case where the failure to comply with Environmental Laws or failures to receive or to comply with such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect. In the ordinary course of its business, Irish TE periodically reviews the effect of Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, Irish TE has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Pricing Prospectus and the Prospectus.

(bb)	Except as described in the Pricing Prospectus and the Prospectus, to Irish TE’s knowledge, the Guarantors, the Company or one or more of their subsidiaries owns, possesses or has the right to employ such patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the “Intellectual Property Rights”) that the Guarantors and the Company reasonably believe are necessary to conduct their businesses, in all material respects, as now conducted. Except as set forth or contemplated in the Pricing Prospectus and the Prospectus, neither Irish TE nor, to its knowledge, any subsidiary has received any written notice of infringement of or conflict with asserted rights of others with respect to any of the Intellectual Property Rights, except as would not, individually or in the aggregate, result in a Material Adverse Effect.

(cc)	None of the Company, the Guarantors or, to the knowledge of Irish TE, any officer, director or employee of the Company, any Guarantor or any Significant Subsidiary is aware of or has taken any action, directly or indirectly, that would result in a violation by the Company, the Guarantors or such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or the U.K. Bribery Act 2010, as may be amended, or any anti-corruption law enacted or enforced by the European Union (collectively, the “Anti-Corruption Laws”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; except as would not, individually or in the aggregate, result in a Material Adverse Effect. The Company, Guarantors and the Significant Subsidiaries maintain policies intended to ensure compliance with the Anti-Corruption Laws in all material respects. No part of the proceeds of the offering will be used, directly or, to the knowledge of the Company and the Guarantors, indirectly, in violation of the Anti-Corruption Laws.

(dd)	The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any governmental entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened. The Company confirms that it is acting as principal for its own account and not on behalf of any other person in relation to the offering or sale of the Securities or the entry into the related documents.

(ee)	Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the European Union, the United Nations Security Council or His Majesty’s Treasury of the United Kingdom (collectively “Sanctions”); and the Company will not, directly or, to the knowledge of the Company and the Guarantors, indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any Sanctions.

The representation in this clause (ee) is provided only if and to the extent that it does not result in a violation of: (i) any provision of the Council Regulation (EC) No. 2271/96 of 22 November 1996 (the “Blocking Regulation”); (ii) any provision of Council Regulation (EC) 2271/96 as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended (the “UK Blocking Regulation”); or (iii) in the case of Deutsche Bank Aktiengesellschaft only, section 7 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes (Außenwirtschaftsverordnung – AWV)).

(ff)	Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) (x) there has been no security breach or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them used in connection with their business) or equipment (collectively, “IT Systems and Data”) and (y) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; (ii) to the knowledge of the Company, the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; and (iii) the Company and its subsidiaries have implemented backup and disaster recovery plans as the Company reasonably believes are consistent with industry standards and practices.

(gg)	The Company represents that the choice of law provisions set forth in this Agreement are legal, valid and binding under the laws of the Grand Duchy of Luxembourg (“Luxembourg”) and will be recognized and given effect to by the courts of Luxembourg (unless a court determined that doing so would be contrary to international public policy in Luxembourg); the Company has, under the laws of Luxembourg, the power to submit to the jurisdiction of New York courts; the irrevocable submission of the Company to the jurisdiction of the New York courts and the waiver by the Company of any immunity and any objection to the venue of the proceeding in a New York court, included in this Agreement, are legal, valid and binding under the laws of Luxembourg; neither the Company nor any of its assets is entitled to immunity (or any similar defense) from suit, execution, attachment or other legal process in Luxembourg; this Agreement is in proper legal form under the laws of Luxembourg for the enforcement thereof against the Company, and nothing in Luxembourg prevents suit upon this Agreement in the courts of Luxembourg; and it is not necessary (a) in order to enable the Underwriters to exercise or enforce their rights under this Agreement in Luxembourg or (b) by reason of the entry into and performance of this Agreement, that any of the Underwriters should be licensed, qualified, authorized or entitled to do business in Luxembourg.

(hh)	Swiss TE represents that the choice of law provisions set forth in this Agreement are legal, valid and binding under the laws of Switzerland, and will be recognized and given effect to by the courts of Switzerland (unless a Swiss court determined that doing so would be contrary to public policy in Switzerland); Swiss TE has, under the laws of Switzerland, the power to submit to the jurisdiction of New York courts; the irrevocable submission of Swiss TE to the jurisdiction of the New York courts and the waiver by Swiss TE of any immunity and any objection to the venue of the proceeding in a New York court, included in this Agreement, are legal, valid and binding under the laws of Switzerland; neither Swiss TE nor any of its assets is entitled to immunity (or any similar defense) from suit, execution, attachment or other legal process in Switzerland; this Agreement is in proper legal form under the laws of Switzerland, for the enforcement thereof against Swiss TE and nothing in Swiss law prevents suit upon this Agreement in the courts of Switzerland; and it is not necessary (a) in order to enable the Underwriters to exercise or enforce their rights under this Agreement in Switzerland or (b) by reason of the entry into and performance of this Agreement, that any of the Underwriters should be licensed, qualified, authorized or entitled to do business in Switzerland.

(ii)	Irish TE represents that the choice of law provisions set forth in this Agreement are legal, valid and binding under the laws of Ireland, and will be recognized and given effect to by the courts of Ireland (unless an Irish court determined that doing so would be contrary to public policy in Ireland); Irish TE has, under the laws of Ireland, the power to submit to the jurisdiction of New York courts; the irrevocable submission of Irish TE to the jurisdiction of the New York courts and the waiver by Irish TE of any immunity and any objection to the venue of the proceeding in a New York court, included in this Agreement, are legal, valid and binding under the laws of Ireland; neither Irish TE nor any of its assets is entitled to immunity (or any similar defense) from suit, execution, attachment or other legal process in Ireland; this Agreement is in proper legal form under the laws of Ireland, for the enforcement thereof against Irish TE and nothing in Irish law prevents suit upon this Agreement in the courts of Ireland; and it is not necessary (a) in order to enable the Underwriters to exercise or enforce their rights under this Agreement in Ireland or (b) by reason of the entry into and performance of this Agreement, that any of the Underwriters should be licensed, qualified, authorized or entitled to do business in Ireland.

2.	Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.260% of the principal amount thereof, plus accrued interest, if any, from May 6, 2025 to the Time of Delivery (as defined below) hereunder, the principal amount of the Securities (and the related Guarantee) set forth opposite the name of such Underwriter in Schedule I hereto.

3.	Upon the authorization by you of the release of the Securities (and the related Guarantee), the several Underwriters propose to offer the Securities and the Guarantee for sale upon the terms and conditions set forth in this Agreement and the Prospectus.

4.	(a) The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities representing the Securities in book-entry form (the “Global Security”), which will be registered in the name of a nominee of a common depositary (the “Common Depositary”) for Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”). Payment of the purchase price of the Securities shall be made by or on behalf of the Underwriters in euro by wire transfer payable to the order of the Company in immediately available funds at least forty-eight hours in advance against delivery to the Common Depositary, for the respective accounts of the several Underwriters, of the Global Security representing all of the Securities, with any transfer taxes payable in connection with the sale of the Securities to the Underwriters duly paid by the Company. The time and date of such delivery and payment shall be 10:00 a.m., London time, on May 6, 2025 or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery.”

(b)	BofA Securities Europe SA, or such other Underwriter as the Underwriters may agree to settle the Securities (the “Settlement Bank”) acknowledges that the Securities represented by the Global Security will initially be credited to an account (the “Commissionaire Account”) for the benefit of the Settlement Bank, the terms of which include a third-party beneficiary clause (‘stipulation pour autrui’) with the Company as the third-party beneficiary and provide that such Securities are to be delivered to others only against payment of the net subscription monies for the Securities (i.e., less the commissions and expenses deducted from the subscription monies for the Securities) into the Commissionaire Account on a delivery against payment basis. The Settlement Bank acknowledges that (i) the Securities represented by the Global Security shall be held to the order of the Company as set out above and (ii) the net subscription monies for the Securities received in the Commissionaire Account (i.e., less the commissions and expenses deducted from the subscription monies for the Securities) will be held on behalf of the Company until such time as they are transferred to the Company’s order. The Settlement Bank undertakes that the net subscription monies for the Securities (i.e., less the commissions and expenses deducted from the subscription monies for the Securities) will be transferred to the Company’s order promptly following receipt of such monies in the Commissionaire Account. The Company acknowledges and accepts the benefit of the third-party beneficiary clause (‘stipulation pour autrui’) pursuant to the Civil Code of Belgium or Luxembourg, as applicable, in respect of the Commissionaire Account.

(c)	The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross-receipt for the Securities, will be delivered at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, NY 10004 (the “Closing Location”), and the Securities and the Guarantee will be delivered at the office of the Common Depositary or its designated custodian (the “Designated Office”), all at the Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the Banking Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4 and Section 5(c), “Banking Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York or London, England are generally authorized or obligated by law or executive order to close.

5.	Each of the Company and the Guarantors, jointly and severally, agrees with each of the Underwriters:

(a)	To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, containing solely a description of the Securities, in a form approved by you and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company or any Guarantor with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement).

(b)	Promptly from time to time to take such action as you may reasonably request to qualify the Securities and the Guarantee for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities and the Guarantee, provided that in connection therewith neither the Company nor any Guarantor shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(c)	Prior to 10:00 a.m. (London time) on the Banking Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with electronic copies of the Prospectus in New York City and London in such quantities as you may from time to time reasonably request, and, during the period when a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required to be delivered under the Act, and if at any time during such period any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document in a form approved by you (such approval not to be unreasonably withheld) and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus in a form approved by you (such approval not to be unreasonably withheld) and which will correct such statement or omission or effect such compliance.

(d)	To make generally available to their securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of Irish TE and its subsidiaries (which need not be audited) satisfying Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(e)	During the period beginning from the date hereof and continuing until the later of the Time of Delivery and such earlier time as you may notify the Company, not to offer, sell, contract to sell, pledge, grant any option, make any short sale or otherwise dispose of, except as provided hereunder, any securities of the Company or any Guarantor that are substantially similar to the Securities and the Guarantee without your prior written consent (other than any concurrent offering of securities).

(f)	To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

(g)	Not to be or become, at any time prior to the expiration of two years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(h)	To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds.”

(i)	To cooperate with the Underwriters in arranging for the Securities to be eligible for clearance and settlement through Euroclear and Clearstream.

(j)	To use commercially reasonable efforts to list, subject to notice of issuance if applicable, the Securities on the New York Stock Exchange (the “NYSE”) for trading on such exchange as promptly as practicable after the date hereof.

6.	(a) (i) Each of the Company and the Guarantors, jointly and severally, represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities or the Guarantee that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii)	each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, other than one or more term sheets relating to the Securities and the Guarantee containing customary information and conveyed to purchasers of Securities, it has not made and will not make any offer relating to the Securities and the Guarantee that would constitute a free writing prospectus that is required to be filed with the Commission pursuant to Rule 433 under the Act; and

(iii)	any such free writing prospectus the use of which has been consented to by the Company and the Representatives (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule II(b) hereto.

(b)	The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(c)	The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

7.	The Company and the Guarantors hereby authorize BofA Securities Europe SA in its role as stabilizing manager (the “Stabilizing Manager”) as the central point responsible for adequate public disclosure regarding stabilization of the information required in relation to such stabilization and handling any competent authority requests by Commission Delegated Regulation (EU) 2016/1052 of 8 March 2016 supplementing Regulation (EU) No 596/2014 and/or Commission Delegated Regulation (EU) 2016/1052 of 8 March 2016 supplementing Regulation (EU) No 596/2014 as it applies in domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”). The Stabilizing Manager for its own account may, to the extent permitted by applicable laws and directives, over-allot and effect transactions with a view to supporting the market price of the Securities at a level higher than that which might otherwise prevail, but in doing so the Stabilizing Manager shall act as principal and not as agent of the Company and any loss resulting from over-allotment and stabilization shall be borne, and any profit arising therefrom shall be beneficially retained, by the Stabilizing Manager. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake any stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the final terms of the offer of the Securities is made, and, if begun, may cease at any time, but it must end no later than the earlier of 30 days after the issue of the Securities and 60 days after the date of the allotment of the Securities. Nothing contained in this paragraph shall be construed so as to require the Company to issue in excess of the aggregate principal amount of Securities specified in Schedule I hereto. Such stabilization action or over-allotment must be conducted by the relevant Stabilizing Manager, or any person acting on behalf of the Stabilizing Manager, in accordance with all applicable laws and regulations.

8.	Each of the Company and the Guarantors, jointly and severally, covenants and agrees with the several Underwriters that the Company and the Guarantors will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s and the Guarantors’ counsel and accountants in connection with the issue of the Securities and the Guarantee and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or reproducing any Agreement among Underwriters, this Agreement, the Indenture, the Blue Sky Memorandum, closing documents and any other documents in connection with the offering, purchase, sale and delivery of the Securities and the Guarantee; (iii) all expenses in connection with the qualification of the Securities and the Guarantee for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities and the Guarantee; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Guarantee; (vii) all expenses and application fees in connection with the listing of the Securities on the NYSE; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in clause (iii) of this Section, and Sections 10 and 13 hereof, the Underwriters will pay expenses of the Underwriters and representatives of the Company associated with any roadshow presentation and all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities and the Guarantee by the Underwriters, and any advertising expenses connected with any offers they may make. Each Underwriter agrees to pay the portion of such expenses represented by such Underwriter’s pro rata share (based on the proportion that the principal amount of Securities set forth opposite each Underwriter’s name in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all Underwriters) of the Securities.

9.	The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Guarantors herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Guarantors shall have each performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)	The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the Company’s knowledge, threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the Company’s knowledge, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(b)	Sullivan & Cromwell LLP, counsel to the Underwriters, shall have furnished to you such written opinion and negative assurance letter, dated the Time of Delivery, in form and substance satisfactory to you, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(c)	Weil, Gotshal & Manges LLP, New York counsel to the Company and the Guarantors, shall have furnished to you such written opinion and negative assurance letter, dated the Time of Delivery, that will be substantially to the effect set forth in Annex II.

(d)	Allen Overy Shearman Sterling SCS, société en commandite simple, Luxembourg counsel to the Company, shall have furnished to you such written opinion, dated the Time of Delivery, that will be substantially to the effect set forth in Annex III.

(e)	Arthur Cox LLP, Irish counsel to Irish TE, shall have furnished to you such written opinion, dated the Time of Delivery, that will be substantially to the effect set forth in Annex IV.

(f)	John S. Jenkins, Jr., General Counsel of Irish TE, shall have furnished to you such written opinion, dated the Time of Delivery, that will be substantially to the effect set forth in Annex V.

(g)	Bär & Karrer AG, Swiss counsel to Swiss TE, shall have furnished to you such written opinion, dated the Time of Delivery, that will be substantially to the effect set forth in Annex VI.

(h)	On the date of the Prospectus at a time prior to the execution of this Agreement and also at the Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I.

(i)	(i) None of the Company, any Guarantor nor any subsidiary thereof shall have sustained since the date of the latest audited consolidated financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any material change in the capital stock or long-term debt of the Company, any Guarantor or any subsidiary thereof or any change, or any development involving a prospective change, in or affecting the general affairs, management, consolidated financial position, consolidated shareholders’ equity or consolidated results of operations of any Guarantor, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Prospectus.

(j)	On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded to such debt securities or preferred stock of the Company or any Guarantor by any “nationally recognized statistical rating organization”, as that term is defined by the Commission under Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company’s or any Guarantor’s debt securities or preferred stock.

(k)	On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE; (ii) a general moratorium on commercial banking activities declared by either U.S. federal, New York State or European Union authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or Europe; (iii) the outbreak or escalation of hostilities involving the United States or the member states of the European Union or the declaration by the United States of a national emergency or war; or (iv) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or the member states of the European Union or elsewhere, if the effect of any such event specified in clause (iii) or (iv) in your judgment makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner expressly contemplated in the Prospectus.

(l)	The Securities shall be eligible for clearance and settlement through Euroclear and Clearstream.

(m)	The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates satisfactory to you as to the accuracy of the representations and warranties of the Guarantors and the Company herein at and as of such Time of Delivery, as to the performance by the Guarantors and the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (i) of this Section and as to such other matters as you may reasonably request.

10.	(a) The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company or any Guarantor by any Underwriter through the Representatives expressly for use therein.

(b)	Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and the Guarantors against any losses, claims, damages or liabilities to which the Company or any Guarantor may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any such amendment or supplement, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company or any Guarantor by such Underwriter through the Representatives expressly for use therein; it being understood and agreed that the only such information furnished by any Underwriter consists exclusively of the second and third sentences of the third paragraph (concerning the terms of the offering by the Underwriters), the seventh sentence of the fourth paragraph (concerning market making by the Underwriters) and the fifth, sixth and seventh paragraphs (concerning short sales, stabilizing transactions, over-allotment and purchases to cover positions created by short sales by the Underwriters) under the caption “Underwriting” in the Prospectus; and will reimburse the Company and the Guarantors for any legal or other expenses reasonably incurred by the Company or any Guarantor in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)	Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case, subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)	If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Guarantors bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it and distributed to investors were offered to investors exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective purchasing obligations and not joint.

(e)	The obligations of the Company and the Guarantors under this Section 10 shall be in addition to any liability which the Company or any Guarantor may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or the Guarantors, as the case may be, and to each person, if any, who controls the Company or the Guarantors, as the case may be, within the meaning of the Act.

11.	(a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Prospectus, or in any other documents or arrangements, and the Company and the Guarantors agree to prepare promptly any amendments to the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)	If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)	If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or any Guarantor, except for the expenses to be borne by the Company, the Guarantors and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12.	The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or any Guarantor, or any officer or director or controlling person of the Company or any Guarantor, and shall survive delivery of and payment for the Securities.

13.	If this Agreement shall be terminated pursuant to Section 11 hereof, neither the Company nor the Guarantors shall then be under any liability to any Underwriter except as provided in Sections 8 and 10 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company or any Guarantor will reimburse the Underwriters through you for all out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but neither the Company nor any Guarantor shall then be under further liability to any Underwriter except as provided in Sections 8 and 10 hereof.

14.	In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you by the Representatives. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or transmitted and confirmed by any standard form of telecommunication to you as the Representatives in care of Barclays Bank PLC, 1 Churchill Place London, E14 5HP, United Kingdom, Attention: Debt Syndicate, Email: LeadManagedBondNotices@barclayscorp.com; BNP PARIBAS, 16, boulevard des Italiens, 75009 Paris France, Attention: Debt Syndicate Desk, Email: dl.syndsupportbonds@uk.bnpparibas.com; BofA Securities Europe SA, 51 rue La Boétie, 75008 Paris, France, Attention: Syndicate Desk, Email: dcm_eea@bofa.com; Citigroup Global Markets Limited, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, United Kingdom, Attention: Syndicate Desk, Fax No.: +44 20 7986 1927; Deutsche Bank Aktiengesellschaft, Mainzer Landstr. 11-17, 60329 Frankfurt am Main, Germany, Attention: DCM Debt Syndicate, Fax No.: +49 69 9103 4758; Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department, Email: registration-syndops@ny.email.gs.com; J.P. Morgan Securities plc, 25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom, Attention: Head of International Syndicate, Email: emea_syndicate@jpmorgan.com and Scotiabank (Ireland) Designated Activity Company, Three Park Place, Hatch Street Upper, Dublin 2, Ireland, Attention: Scotiabank Debt Capital Markets, Email: dcmdublin@scotiabank.ie; if to the Company shall be delivered or sent by mail or transmitted and confirmed by any standard form of electronic transmission to the address of the Company set forth in the Prospectus, Attention: Secretary; if to a Guarantor shall be delivered or sent by mail or transmitted and confirmed by any standard form of electronic transmission to the address of such Guarantor set forth in the Prospectus, Attention: Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15.	This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Guarantors and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of the Company and the Guarantors and each person who controls the Company or any Guarantor or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16.	The execution of this Agreement by all parties will constitute the Underwriters’ acceptance of the ICMA Agreement Among Managers Version 1/New York Schedule subject to any amendment notified to the Underwriters in writing at any time prior to the execution of this Agreement. References to the “Managers” shall be deemed to refer to the Underwriters, references to the “Lead Manager” shall be deemed to refer to each of the Representatives and references to “Settlement Lead Manager” shall be deemed to refer to BofA Securities Europe SA. As applicable to the Underwriters, Clause 3 of the ICMA Agreement Among Managers Version 1/New York Schedule shall be deemed to be deleted in its entirety and replaced with Section 11 of this Agreement.

17.	Each Underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the European Economic Area. For the purposes of this provision: (a) the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

18.	Each Underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the United Kingdom. For the purposes of this provision: (a) the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA.

19.	Solely for the purposes of the requirements of Article 9(8) of the MiFID Product Governance rules under EU Delegated Directive 2017/593, as amended or superseded as implemented into the laws of the relevant member state (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules:

(a)	Each of BofA Securities Europe SA, Deutsche Bank Aktiengesellschaft and Scotiabank (Ireland) Designated Activity Company (each, an “EU Manufacturer”) acknowledges that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in any preliminary prospectus and the Prospectus or any such amendment or supplement, in connection with the Securities; and

(b)	Each of the Company, the Guarantors, and each UK Manufacturer note the application of the Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the EU Manufacturer and the related information set out in any preliminary prospectus and the Prospectus or any such amendment or supplement, in connection with the Securities.

20.	Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules:

(a)	Each of Barclays Bank PLC, Goldman Sachs & Co. LLC, Citigroup Global Markets Limited, BNP PARIBAS and J.P. Morgan Securities plc (each, a “UK Manufacturer” and together, the “UK Manufacturers”) acknowledges that it understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in any preliminary prospectus and the Prospectus or any such amendment or supplement, in connection with the Securities; and

(b)	Each of the Company, the Guarantors, and each EU Manufacturer note the application of the UK MiFIR Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the UK Manufacturers and the related information set out in any preliminary prospectus and the Prospectus or any such amendment or supplement, in connection with the Securities.

21.	In recognition of the U.S. Special Resolutions Regimes, the Company, each Guarantor and each of the Underwriters agree that:

(a)	In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)	In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)	For the purposes of this Section 21:

(i)	“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);

(ii)	“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

(iii)	“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and

(iv)	“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

22.	Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understandings between the Company and/or any Guarantor and the Underwriters, each of the other parties to this Agreement acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a)	the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Underwriters to the other parties under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

i.	the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

ii.	the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Underwriters or another person, and the issue to or conferral on the other parties hereto of such shares, securities or obligations;

iii.	the cancellation of the BRRD Liability;

iv.	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)	the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For the purposes of this Section 22:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which as implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

“BRRD Liability” means a liability in respect of which the relevant Write-down and Conversion Powers in the applicable Bail-in Legislation may be exercised;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499; and

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Underwriters.

23.	Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understandings between the Company and/or any Guarantor and the Underwriters, each of the other parties to this Agreement acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledges, accepts, and agrees to be bound by:

(a)	the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of the Underwriters to the other parties under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

i.	the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

ii.	the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the Underwriters or another person, and the issue to or conferral on the other parties hereto of such shares, securities or obligations;

iii.	the cancellation of the UK Bail-in Liability;

iv.	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b)	the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

For the purposes of this Section 23:

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings);

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised; and

“UK Bail-in Powers” means the powers under the UK Bail-in Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

24.	Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

25.	Each of the Company and the Guarantors acknowledges and agrees that (i) the purchase and sale of the Securities and the Guarantee pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Guarantor, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Guarantor on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) each of the Company and the Guarantors has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Company and the Guarantors agrees that it will not claim that the Underwriter, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Guarantor, in connection with such transaction or the process leading thereto.

26.	This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company or any Guarantor and the Underwriters, or any of them, with respect to the subject matter hereof.

27.	This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

28.	The Company, each Guarantor and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

29.	Each of the Company and the Guarantors irrevocably submits to the non-exclusive jurisdiction of any New York State or United States federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement. Each of the Company and the Guarantors irrevocably waives, to the full extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company or any Guarantor has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, each of the Company and the Guarantors irrevocably waives, to the full extent permitted by law, such immunity in respect of any such suit, action or proceeding. Each of the Company and the Guarantors hereby irrevocably appoints CT Corporation System, with offices at 28 Liberty Street, New York, New York 10005, as its agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. Each of the Company and the Guarantors waives, to the full extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Each of the Company and the Guarantors represents and warrants that such agent has agreed to act as its agent for service of process, and the Company and the Guarantors each agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

30.	If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the purchasers could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company and the Guarantors with respect to any sum due from either of them to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of such Underwriter of any sum in such other currency, and only to the extent that such Underwriter or controlling person of such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person of such Underwriter hereunder, the Company and the Guarantors jointly and severally agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person of such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person of such Underwriter hereunder, such Underwriter or controlling person of such Underwriter agrees to pay to the Guarantors an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person of such Underwriter hereunder.

31.	This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g. www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

32.	Notwithstanding anything herein to the contrary, the Company and the Guarantors are authorized to disclose to any and all persons, the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company or any Guarantor relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax treatment” means U.S. federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, the Company and the Guarantors. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

TYCO ELECTRONICS GROUP S.A.

By:	/s/ Jean-Jacques Fotzeu
	Name:	Jean-Jacques Fotzeu
	Title:	Director

TE CONNECTIVITY PLC

By:	/s/ Heath A. Mitts
	Name:	Heath A. Mitts
	Title:	Executive Vice President and Chief Financial Officer

TE CONNECTIVITY SWITZERLAND LTD.

By:	/s/ Harold G. Barksdale
	Name:	Harold G. Barksdale
	Title:	Director

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

Barclays Bank PLC

By:	/s/ Emily Wilson
	Name:	Emily Wilson
	Title:	Authorized Signatory

[Signature Page to Underwriting Agreement]

BNP PARIBAS

By:	/s/ Vikas Katyal
	Name:	Vikas Katyal
	Title:	Authorised Signatory

By:	/s/ Eric Noyer
	Name:	Eric Noyer
	Title:	Authorised Signatory

[Signature Page to Underwriting Agreement]

Bofa Securities EUROPE SA

By:	/s/ Pierre Brette
	Name:	Pierre Brette
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

Citigroup Global Markets LIMITED

By:	/s/ Paula Clarke
	Name:	Paula Clarke
	Title:	Delegated Signatory

[Signature Page to Underwriting Agreement]

DEUtsche bank Aktiengesellschaft

By:	/s/ Ritu Ketkar
	Name:	Ritu Ketkar
	Title:	Managing Director

By:	/s/ Brendan Murphy
	Name:	Brendan Murphy
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

Goldman Sachs & Co. llc

By:	/s/ Jonathan Zwart
	Name:	Jonathan Zwart
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

J.P. Morgan Securities plc

By:	/s/ Francesca Schmidt-Fischer
	Name:	Francesca Schmidt-Fischer
	Title:	Vice President

[Signature Page to Underwriting Agreement]

Scotiabank (Ireland) Designated Activity Company

By:	/s/ Pauline Donohoe
	Name:	Pauline Donohoe
	Title:	MD, Head CM, SIDAC

By:	/s/ Nicola Vavasour
	Name:	Nicola Vavasour
	Title:	Chief Executive Officer

[Signature Page to Underwriting Agreement]

LOOP CAPITAL MARKETS LLC

By:	/s/ Omar F. Zaman
	Name:	Omar F. Zaman
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

ACADEMY SECURITIES, INC.

By:	/s/ Michael Boyd
	Name:	Michael Boyd
	Title:	Chief Compliance Officer

[Signature Page to Underwriting Agreement]

COMMERZBANK AKTIENGESELLSCHAFT

By:	/s/ Volker Happel
	Name:	Volker Happel
	Title:	Vice President

By:	/s/ Maurico Hartwig-Jacob
	Name:	Dr. Mauricio Hartwig-Jacob
	Title:	Senior Counsel

[Signature Page to Underwriting Agreement]

INTESA SANPAOLO IMI SECURITIES CORP.

By:	/s/ Jon Basagoiti
	Name:	Jon Basagoiti
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

STANDARD CHARTERED BANK

By:	/s/ Patrick Dupont-Liot
	Name:	Patrick Dupont-Liot
	Title:	Managing Director, Debt Capital Markets

[Signature Page to Underwriting Agreement]

WAUBANK SECURITIES LLC

By:	/s/ David Diez
	Name:	David Diez
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Principal Amount of Securities to be Purchased
Barclays Bank PLC	€60,000,000
BNP PARIBAS	€60,000,000
BofA Securities Europe SA	€60,000,000
Citigroup Global Markets Limited	€60,000,000
Deutsche Bank Aktiengesellschaft	€60,000,000
Goldman Sachs & Co. LLC	€60,000,000
J.P. Morgan Securities plc	€60,000,000
Scotiabank (Ireland) Designated Activity Company	€60,000,000
Loop Capital Markets LLC	€5,000,000
Academy Securities, Inc.	€3,000,000
Commerzbank Aktiengesellschaft	€3,000,000
Intesa Sanpaolo IMI Securities Corp.	€3,000,000
Standard Chartered Bank	€3,000,000
WauBank Securities LLC	€3,000,000

Total	€500,000,000

SCHEDULE II

(a)	Materials other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

Final Term Sheet for the Securities

(b)	Approved Issuer Free Writing Prospectuses:

Final Term Sheet for the Securities

Net Roadshow of April 29, 2025

SCHEDULE III

Filed pursuant to Rule 433
April 29, 2025

Relating to
Preliminary Prospectus Supplement dated April 29, 2025 to
Prospectus dated October 1, 2024
Registration Statement No. 333-282440

Tyco Electronics Group S.A.

€500,000,000 2.500% Senior Notes due 2028

Fully and Unconditionally Guaranteed by
TE Connectivity plc and TE Connectivity Switzerland Ltd.

Pricing Term Sheet

Issuer:	Tyco Electronics Group S.A.
Guarantors:	TE Connectivity plc and TE Connectivity Switzerland Ltd.
Offering Format:	SEC Registered
Size:	€500,000,000 aggregate principal amount of 2.500% senior notes due 2028 (the “Notes”)
Maturity Date:	May 6, 2028
Coupon:	2.500% per annum
Price to Public:	99.610% of face amount
Yield to Maturity:	2.637%
Spread to Benchmark German Government Security:	83.6 basis points
Benchmark German Government Security:	OBL 2.200% due April 13, 2028
Benchmark German Government Security Price/Yield:	101.135 / 1.801%
Mid-Swap Yield:	1.987%
Mid-Swap Maturity:	3-year

Spread to Mid-Swap:	65 bps
Interest Payment Dates:	Annually on May 6, commencing on May 6, 2026
Record Date:	Close of the business day (on which each of Euroclear S.A./N.V. and Clearstream S.A. is open for business) prior to the Interest Payment Date
Optional Redemption:	The Issuer may redeem the Notes, in whole or in part, at its option at any time prior to April 6, 2028 (one month prior to the maturity date of the Notes) at the make-whole redemption price equal to the greater of 100% of the principal amount of the Notes to be redeemed and a make-whole amount based on a discount rate equal to the applicable Comparable Government Bond Rate (as defined below) plus 15 basis points, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, discounted on an annual basis (ACTUAL/ACTUAL (ICMA)).
In addition, the Issuer may redeem the Notes, in whole or in part, at its option at any time on or after April 6, 2028 (one month prior to the maturity date of the Notes) at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.
The Issuer may also redeem all, but not less than all, of the Notes in the event of certain tax changes affecting the Notes.
“Comparable Government Bond Rate” means, the price, expressed as a percentage (rounded to three decimal places, 0.0005 being rounded upwards), at which the gross redemption yield on the Notes, if they were to be purchased at such price on the third Business Day prior to the date fixed for redemption, would be equal to the gross redemption yield on such Business Day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by the Issuer.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, selected by the Issuer, a German Bundesanleihe security whose maturity is closest to the maturity of the Notes (as if the Notes had matured on April 6, 2028), or if the Issuer considers that such similar bond is not in issue, such other German Bundesanleihe security as the Issuer may, with the advice of three brokers of, and/or market makers in, German Bundesanleihe securities selected by the Issuer, determine to be appropriate for determining the Comparable Government Bond Rate.
Change of Control:	Upon the occurrence of a Change of Control Triggering Event, unless the Issuer has exercised its right to redeem the Notes, the Issuer will be required to make an offer to purchase the Notes at a price equal to 101% of the principal amount plus accrued and unpaid interest to the date of repurchase.
Form/Clearing Systems:	The Notes will be issued only in registered, book-entry form. There will be a global Note deposited with a common depositary for Euroclear and Clearstream.
Day Count Convention:	ACTUAL/ACTUAL (ICMA), following unadjusted.
Trade Date:	April 29, 2025
Settlement Date:	May 6, 2025 (T+4)*
Expected Listing:	Application will be made to have the Notes listed on the New York Stock Exchange.
Common Code/ISIN/CUSIP:	306375288 / XS3063752888 / 902133 BE6
Denominations:	Minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof
Stabilization:	ICMA/FCA
Joint Book-Running Managers:	Barclays Bank PLC
BNP PARIBAS
BofA Securities Europe SA
Citigroup Global Markets Limited
Deutsche Bank Aktiengesellschaft
Goldman Sachs & Co. LLC
J.P. Morgan Securities plc
Scotiabank (Ireland) Designated Activity Company

Co-Managers:	Loop Capital Markets LLC
Academy Securities, Inc.
Commerzbank Aktiengesellschaft
Intesa Sanpaolo IMI Securities Corp.
Standard Chartered Bank
WauBank Securities LLC

* Under the E.U. Central Securities Depositaries Regulation, trades in the secondary market generally are required to settle in two London business days unless the parties to such trade expressly agreed otherwise. Also, under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in one New York business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the delivery of the Notes hereunder will generally be required, by virtue of the fact that the Notes initially settle on the fourth business day following the Trade Date (“T+4”), to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.

The issuer has filed a registration statement (including a base prospectus and a prospectus supplement) with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus supplement for this offering, the prospectus in that registration statement and any other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at http://www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and prospectus if you request it by calling Barclays Bank PLC toll free at 1-888-603-5847, BNP PARIBAS toll free at 1-800-854-5674, BofA Securities Europe SA toll free at 1-800-294-1322, Citigroup Global Markets Limited toll free at 1-800-831-9146, Deutsche Bank Aktiengesellschaft toll free at 1-800-503-4611, Goldman Sachs & Co. LLC toll free at 1-866-471-2526, J.P. Morgan Securities plc at +44-20 7134-2468 (Non-US investors), J.P. Morgan Securities LLC collect at 1-212-834-4533 (US investors), or Scotiabank (Ireland) Designated Activity Company toll free at +353 1790 2024.

MiFID II and UK MiFIR- professionals/ECPs-only / No PRIIPs or UK PRIIPs KID – Manufacturer target market (MiFID II and UK MiFIR product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs or UK PRIIPs key information document (KID) has been prepared as not available to retail investors in EEA or the United Kingdom.

SCHEDULE IV

Significant Subsidiaries:

TE Connectivity Solutions GmbH

TE Connectivity Corporation

Tyco Electronics (Shanghai) Co., Ltd.

ANNEX I

Deloitte & Touche Comfort Letter

[Separately Attached]

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ANNEX II

Form of Weil Gotshal Opinion and Negative Assurance Letter Pursuant to Section 9(c)

The opinion and negative assurance letter, as applicable, of Weil, Gotshal & Manges LLP, New York counsel for the Company and the Guarantors, to be delivered pursuant to Section 9(c) of the Underwriting Agreement shall be to the effect that:

1.            The execution and delivery by the Company and the Guarantors of the Underwriting Agreement, the Second Supplemental Indenture, the Notes and the Guarantees, as the case may be, and the performance by the Company and the Guarantors of their respective obligations thereunder and under the Base Indenture will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of any document listed on Schedule A hereto; or (ii) the laws of the State of New York or any federal law or regulation (other than federal and state securities or Blue Sky laws, as to which we express no opinion in this paragraph).

2.            The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended. Assuming due authorization, execution and delivery by the Trustee, the Indenture constitutes the legal, valid and binding obligation of each of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

3.            The Notes, when duly authorized, executed and delivered by the Company and issued to and paid for by the Underwriters, in accordance with the Underwriting Agreement, and, assuming due authentication by the Trustee in accordance with the provisions of the Indenture, constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and will be entitled to the benefits of the Indenture.

4.            The Guarantees, when duly authorized, executed and delivered by the Guarantors and, assuming due authentication of the Notes by the Trustee in accordance with the provisions of the Indenture, constitute the legal, valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and will be entitled to the benefits of the Indenture.

5.            No consent, approval, waiver, license or authorization or other action by or filing with any federal or New York corporate governmental authority is required in connection with the execution and delivery by the Company and the Guarantors of the Underwriting Agreement, the Second Supplemental Indenture, the Notes and the Guarantees and the consummation by the Company and the Guarantors of the transactions contemplated thereby or the performance by the Company and the Guarantors of their respective obligations thereunder and under the Base Indenture, except for those in connection with federal and state securities or Blue Sky laws, as to which we express no opinion in this paragraph, and those already obtained or made.

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6.            The statements set forth in the Time of Sale Prospectus and the Prospectus under the captions “Description of the Notes and the Guarantees,” “Benefit Plan Investor Considerations” and “Underwriting” insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly summarize the matters referred to therein in all material respects. The statements set forth in the Time of Sale Prospectus and the Prospectus under the caption “Certain Tax Considerations—Certain U.S. Federal Income Tax Considerations,” insofar as they constitute summaries of matters of U.S. federal income tax law or legal conclusions with respect thereto, and subject to the limitations set forth therein, fairly summarize the matters referred to therein in all material respects.

7.            Neither the Company nor the Guarantors are, and immediately following the consummation of the transactions contemplated by the Underwriting Agreement neither the Company nor the Guarantors will be, an “investment company” under the Investment Company Act of 1940, as amended.

8.            The Registration Statement has become effective under the Securities Act of 1933, as amended, and we are not aware of any stop order suspending the effectiveness of the Registration Statement.

Negative Assurance Letter:

Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, no facts have come to our attention which cause us to believe that (i) the Registration Statement or the Prospectus, each as of the date of the Underwriting Agreement, does not comply as to form in all material respects with the requirements of the Securities Act of 1933, as amended, and the Rules and Regulations thereunder, (ii) the Registration Statement (including the Incorporated Documents), as of the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Time of Sale Prospectus (including the Incorporated Documents), as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iv) the Prospectus (including the Incorporated Documents), as of the date of the Prospectus Supplement or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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ANNEX III

Form of Allen Overy Shearman Sterling SCS Opinion Pursuant to Section 9(d)

The opinion of Allen Overy Shearman Sterling SCS, société en commandite simple, special Luxembourg counsel for the Company, to be delivered pursuant to Section 9(d) of the Underwriting Agreement shall be to the effect that:

(1)	The Company is a public limited liability company (société anonyme) duly incorporated and validly existing under the laws of Luxembourg for an unlimited duration, with corporate power and authority under the laws of Luxembourg to own and operate its properties and to enter into and perform its obligations under each Opinion Document.

(2)	In accordance with the corporate documents reviewed by us (including a copy of the Director’s Certificate), the Company has on [●] 2025 an issued subscribed share capital of USD 500,000 and a premium amount of USD [●] standing to the credit of its premium reserve account, and all of the issued shares of share capital of the Company have been duly and validly authorised and issued and are fully paid and non-assessable.

(3)	The Company has the corporate power and authority under the laws of Luxembourg to enter into, execute and deliver the Opinion Documents and to perform its obligations thereunder.

(4)	The Opinion Documents have been duly authorised, executed and delivered on behalf of the Company.

(5)	The execution and delivery by the Company of the Opinion Documents, the issuance by the Company of the Securities and the compliance by the Company with the terms and conditions of the Opinion Documents do not (as a matter of Luxembourg law) contravene any applicable law or regulation of Luxembourg and do not contravene or constitute a default under the Articles or, to our best knowledge and relying on the statements made in the Director’s Certificate, under any agreement or instrument governing debt of the Company or any other material agreement, injunction, order, decree or other instrument binding upon the Company.

(6)	Each Opinion Document constitutes, subject to its validity, legality and enforceability under New York law by which it is expressed to be governed, a valid and binding agreement of the Company and is enforceable.

(7)	Each Opinion Document is in proper legal form under the laws of Luxembourg for the enforcement thereof against the Company under the laws of Luxembourg.

(8)	Subject to qualification [ ], it is not necessary in order to ensure the legality, validity, enforceability or admissibility in evidence of any of the Opinion Documents that any of them or any other document in respect thereof be notarised or subject to any other formality or be filed, recorded, registered or enrolled with any court or official authority in Luxembourg or that any other action be taken in relation to the same or any of them.

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(9)	The choice of the laws of the State of New York to govern the Opinion Documents is a valid and binding choice of law and will be recognised, upheld and applied by the courts of Luxembourg.

(10)	Subject to qualification [ ] below, if the Opinion Documents were sued upon before a court in Luxembourg (if having jurisdiction), such court would recognise and give effect to the provisions in the Opinion Documents whereby they are expressed to be governed, and construed in accordance with, the laws of the State of New York.

(11)	The provisions in the Opinion Documents for the submission to the jurisdiction of the courts of the State of New York and the United States are valid and binding on the Company.

(12)	Subject to qualification [ ] below, any final and conclusive judgment obtained in any federal or New York State court, arising out of or in relation to the obligations of the Company under the Opinion Documents, would be enforceable in Luxembourg against the Company, subject to the exequatur (enforcement) procedure set out in the relevant provisions of the Luxembourg New Civil Procedure Code.

(13)	Under the laws of Luxembourg, none of the parties to the Opinion Documents will be deemed to be resident, domiciled, carrying on any commercial activity or subject to taxation in Luxembourg solely as a result of the execution, delivery and performance of any of the Opinion Documents.

(14)	It is not necessary under the laws of Luxembourg that any of the parties to the Opinion Documents be authorised or qualified to carry on business in Luxembourg (i) by reason of the execution of any Opinion Document and (ii) in order to enable it to enforce its rights under such Opinion Document.

(15)	The Company is not entitled to claim immunity from suit, execution, attachment or other legal process in the courts of Luxembourg, whether generally or in relation to any specific property.

(16)	Subject to qualification [ ] below, service of process against the Company effected in the manner set forth in the Opinion Documents will be effective as valid service of process on the Company.

(17)	According to the Certificate, on the day immediately prior to the date of issuance of such Certificate, there were no records at the Register of any order or decision regarding, amongst others, a (i) bankruptcy adjudication against the Company, (ii) moratorium or reprieve from payment (sursis de paiement), (iii) judicial reorganisation (réorganisation judiciaire) or (iv) administrative dissolution without liquidation (dissolution administrative sans liquidation).

In addition, the Search did not reveal any (i) actions for a voluntary or compulsory liquidation of the Company and/or (ii) steps to appoint a liquidator or a similar officer to wind up the Company at that date and time on record on the internet site of the Register.

(18)	The information in the Prospectus Supplement under the section “Certain Tax Considerations” under the sub-heading “Luxembourg”, in so far as it purports to describe the key provisions of Luxembourg law referred to therein, constitutes a fair summary of those provisions.

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ANNEX IV

Form of Arthur Cox Opinion Pursuant to Section 9(e)

The opinion of Arthur Cox LLP, Irish counsel for the Company, to be delivered pursuant to Section 9(e) of the Underwriting Agreement shall be to the effect that:

(1)	The Company is a public company limited by shares and is duly incorporated and validly existing under the laws of Ireland.

(2)	The Company has the necessary corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder in accordance with the terms of the Transaction Documents.

(3)	The entry into and the performance of the Transaction Documents by the Company does not contravene:

(i)	any law or regulation of Ireland applicable to the Company; or

(ii)	the Constitution.

(4)	All necessary corporate action required on the part of the Company to authorise the execution and delivery of the Transaction Documents and the performance by the Company of its obligations under the Transaction Documents has been duly taken.

(5)	The Transaction Documents have been duly executed by the Company.

(6)	No consent, authorisation, licence or approval from any Irish Governmental or public body or public authority is necessary under the laws of Ireland to enable the Company to enter into the Transaction Documents and perform its obligations thereunder, and no registration, filing or recording of the Transaction Documents or any instrument relating thereto in any Irish public office, governmental authority or regulatory body is necessary under the laws of Ireland to ensure the validity and enforceability of the Transaction Documents against the Company.

(7)	Based on the Corporate Certificate and the Searches:

(i)	the Company has not taken any corporate action for its winding up, dissolution, court protection or reorganisation or for the appointment of an examiner, liquidator, trustee or similar officer in respect of the Company or any or all of its assets or revenues; and

(ii)	no other party has taken any action or commenced any proceedings for the winding up, dissolution, court protection or reorganisation of the Company or for the appointment of a receiver, liquidator, examiner, trustee or similar officer in respect of the Company or any or all of the Company’s assets or revenues.

IV-1

(8)	It is not necessary that the Company be licensed, qualified or otherwise entitled to carry on business in Ireland to enable them to execute and perform their obligations under the Transaction Documents.

(9)	Under the laws of Ireland there is no stamp duty payable in Ireland in relation to the execution and delivery of the Transaction Documents.

(10)	In any proceedings taken in Ireland for the enforcement of the Transaction Documents, the choice of New York law as the governing law of the Transaction Documents will be recognised by the courts of Ireland pursuant to Article 3 of the Rome I Regulation (EC) No. 593/2008 of the European Parliament and of the Council of 17 June 2008 on the law applicable to contractual obligations (the “Rome I Regulation”) with respect to matters falling within the scope of the Rome I Regulation.

(11)	The courts of Ireland will enforce the submission by the Company to the jurisdiction of the courts of New York and a judgment of the courts of New York will be enforced by the courts of Ireland if the following general requirements are met:

(i)	the foreign judgment is for a definite sum;

(ii)	the foreign court must have had jurisdiction in relation to the particular defendant according to Irish conflict of law rules (the submission to jurisdiction by the defendant would satisfy this rule); and

(iii)	the foreign judgment must be final and conclusive and the decree must be final and unalterable in the court which pronounces it.

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ANNEX V

Form of General Counsel Opinion Pursuant to Section 9(f)

The opinion of John S. Jenkins, Jr., the General Counsel for Irish TE, to be delivered pursuant to Section 9(f) of the Underwriting Agreement shall be to the effect that:

A.	Each Significant Subsidiary is validly existing as a corporation or limited liability company under the laws of its jurisdiction of incorporation or formation; and all of the issued shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors’ qualifying shares) are owned directly or indirectly by Irish TE; and

B.	Each Significant Subsidiary of Irish TE organized under the laws of any of the United States is in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Pricing Prospectus and the Prospectus (including in each case the documents incorporated therein) and is duly qualified to transact business.

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ANNEX VI

Form of Swiss Counsel Opinion Pursuant to Section 9(g)

The opinion of Bär & Karrer AG, Swiss counsel for Swiss TE, to be delivered pursuant to Section 9(g) of the Underwriting Agreement shall be to the effect that:

a)            Swiss TE is a corporation duly organised and validly existing under the laws of Switzerland, and is duly qualified to do business as a corporation.

b)            Swiss TE has the full corporate power and authority to execute, deliver and perform the Underwriting Agreement, the Base Indenture, the Second Supplemental Indenture and the Guarantee to which it is a party, to own and hold its property and to engage in its business as presently conducted.

c)            Swiss TE has taken all necessary corporate actions to authorize, execute and deliver the Underwriting Agreement, the Base Indenture, the Second Supplemental Indenture to which it is a party and the Guarantee and has validly signed the Underwriting Agreement, the Base Indenture, the Second Supplemental Indenture and the Guarantee to which it is a party in the form referred to in Section 1.

d)            The execution, delivery and performance of Swiss TE of the Subject Agreements, and compliance by it with the terms thereof, do not and will not (i) violate any provision of its Articles of Association (Statuten), or (ii) contravene any provisions of any applicable law, rule or regulation of the Swiss Confederation or the Canton of Schaffhausen.

e)            No consent, approval, authorisation, exemption or other action by, notice to, or registration or filing with, any governmental authority of the Swiss Confederation or the Canton of Schaffhausen is required in connection with the due execution, delivery and performance by Swiss TE of the Subject Agreements to which it is a party, the legality, validity or enforceability thereof or the consummation of the transactions contemplated thereby.

f)            The choice of the laws of the State of New York by Swiss TE under the Subject Agreements is a valid choice of law and Swiss TE’s submission to the jurisdiction of the courts of the State of New York pursuant to the Subject Agreements is valid and legally binding on Swiss TE.

g)            A final and conclusive judgement of the courts of New York, rendered in an action brought against Swiss TE, will be recognized and enforced upon request by the competent courts of Switzerland according to the Federal Act on International Private Law (the “IPLA”) or the Convention on Jurisdiction and Enforcement of Judgments in Civil and Commercial Matters of 16 September 1988 (the “Lugano Convention”) and/or the Convention of 30 June 2005 on Choice of Court Agreements (the “Hague Convention”), provided that the prerequisites of the IPLA, the Lugano Convention and/or the Hague Convention, as the case may be, are met.

h)            Under Swiss law neither Swiss TE nor any of its assets or property enjoys immunity on the grounds of sovereignty from any legal or other proceedings whatsoever or from enforcement, execution or attachment in respect of its obligations under the Subject Agreements.

i)            The statements made in the Prospectus under the section “Certain Tax Considerations” under the sub-heading “Switzerland” to the extent they summarize or are statements of Swiss law and legal conclusions thereunder have been reviewed by us and fairly present the information disclosed therein in all material respects.

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For the purposes of this opinion, the following items will be referred to as the Subject Agreements

(i)            the Underwriting Agreement;

(ii)           the Base Indenture;

(iii)          the Second Supplemental Indenture; and

(iv)          the guarantee to the Second Supplemental Indenture, dated as of May 6, 2025 as set forth in Exhibit A to the Second Supplemental Indenture.

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